Exhibit 5.1
April 6, 2010
The Greenbrier Companies, Inc.
One Centerpointe Drive, Suite 200
Lake Oswego, OR 97035

Re:	The Greenbrier Companies, Inc. — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to (i) The Greenbrier Companies, Inc., an Oregon corporation (the “Company”) and (ii) Autostack Company LLC, an Oregon limited liability company, Greenbrier-Concarril, LLC, a Delaware limited liability company, Greenbrier Leasing Company LLC, an Oregon limited liability company, Greenbrier Leasing Limited Partner, LLC, a Delaware limited liability company, Greenbrier Management Services, LLC, a Delaware limited liability company, Greenbrier Leasing, L.P., a Delaware limited partnership, Greenbrier Railcar LLC, an Oregon limited liability company, Gunderson LLC, an Oregon limited liability company, Gunderson Marine LLC, an Oregon limited liability company, Gunderson Rail Services LLC, an Oregon limited liability company, Greenbrier Railcar Leasing, Inc., a Washington corporation, Gunderson Specialty Products, LLC, a Delaware limited liability company, Brandon Railroad LLC, an Oregon limited liability company, Meridian Rail Holdings Corp., an Oregon corporation, Meridian Rail Acquisition Corp., an Oregon corporation, Meridian Rail Mexico City Corp., an Oregon corporation, Greenbrier Rail Holdings I, LLC, an Oregon limited liability company, Greenbrier Rail Holdings II, LLC, an Oregon limited liability company and Greenbrier Rail Holdings III, LLC, an Oregon limited liability company (collectively, the “Subsidiary Guarantors”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) originally filed by the Company and the Subsidiary Guarantors with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time on a delayed or continuous basis, pursuant to Rule 415 of the rules and regulations promulgated the Commission under by the Act, of an indeterminate number and amount of the following securities of the Company and the Subsidiary Guarantors, as the case may be, up to an aggregate offering price of $300,000,000: (a) shares of the common stock of the Company, without par value per share (the “Common Stock”); (b) shares of preferred stock of the Company, without par value per share, which may be issued in one or more series (the “Preferred Stock”); (c) debt securities (the “Debt Securities”) which may be issued in one or more series under a form of senior indenture filed as Exhibit 4.14 to the Registration Statement or a form of subordinated indenture filed as Exhibit 4.15 to the Registration Statement, as such indentures may be amended or supplemented from time to time (each, an “Indenture” and collectively, the “Indentures”); (iv) warrants to purchase any combination of Common Stock, Preferred Stock and Debt Securities (the “Warrants”) which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”); (v) rights to purchase any combination of Common Stock, Preferred Stock and Debt Securities (the “Rights”) which may be issued under a rights agreement or a rights certificate (the “Rights Agreement”); (vi) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities and Warrants (the “Units”) which may be issued under a unit agreement (the “Unit Agreement”); and (vii) guarantees of the Debt Securities by the Subsidiary Guarantors (the “Guarantees”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights, the Units and the Guarantees are collectively referred to herein as the “Securities.”

The Greenbrier Companies, Inc.
April 6, 2010

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary for the purposes of this opinion, including:
(i)	the Registration Statement;

(ii)	the form of senior indenture filed as Exhibit 4.14 to the Registration Statement;

(iii)	the form of subordinated indenture filed as Exhibit 4.15 to the Registration Statement; and

(iv)	resolutions adopted by the Company’s board of directors (the “Board”) and written consents of each Subsidiary Guarantor relating to the registration of the Securities and related matters.
          For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Subsidiary Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Subsidiary Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Subsidiary Guarantors. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.
               We have also assumed that at the time of the issuance and delivery of each of any Securities and at the time of issuance, delivery and execution of the instrument evidencing the same:
     (i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;
     (ii) a prospectus supplement, free writing prospectus or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;
     (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;
     (iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and, as applicable, the appropriate Indenture;
     (v) the Company and all Subsidiary Guarantors will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Indentures;
     (vi) the Indentures, the Warrant Agreement, the Rights Agreement, the Unit Agreement, the

The Greenbrier Companies, Inc.
April 6, 2010

Purchase Agreement (as defined below) and the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default under (a) the Company’s Articles of Incorporation or Bylaws, (b) any agreement or instrument to which the Company or its properties is subject, (c) any law, rule or regulation to which the Company is subject, (d) any judicial or regulatory order or decrees of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;
     (vii) the Guarantees, the Indentures, the Warrant Agreement, the Rights Agreement, the Unit Agreement, the Purchase Agreement (as defined below) and the issuance and sale of the Guarantees by the Subsidiary Guarantors will not, in each case, violate or constitute a default under (a) such Subsidiary Guarantor’s organizational or governing documents, (b) any agreement or instrument to which such Subsidiary Guarantor or its properties is subject, (c) any law, rule or regulation to which such Subsidiary Guarantor is subject, (d) any judicial or regulatory order or decrees of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;
     (viii) a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto;
     (ix) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement will not exceed, at the time of issuance, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be; and
     (x) Indentures and the trustee under the Indentures shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement.
     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:
     1. With respect to shares of the Common Stock, when (A) the Board or a duly constituted and acting committee thereof (such Board or committee thereof being hereinafter collectively referred to as the “Board”) has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) certificates representing shares of the Common Stock have been duly executed, registered and delivered as contemplated by the Registration Statement either (i) in accordance with the applicable Purchase Agreement approved by the Board against payment of the consideration therefor as provided therein and for the consideration authorized by the Board and determined by the Board to be adequate; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration authorized by the Board and determined by the Board to be adequate, such shares of Common Stock will be validly issued, fully paid and nonassessable.
     2. With respect to shares of the Preferred Stock, when (A) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof and related matters,

The Greenbrier Companies, Inc.
April 6, 2010

including the adoption of Articles of Amendment for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Oregon, and (B) certificates representing shares of the Preferred Stock have been duly executed, registered and delivered as contemplated by the Registration Statement either (i) in accordance with the applicable Purchase Agreement approved by the Board against payment of the consideration therefor as provided therein and for the consideration authorized by the Board and determined by the Board to be adequate; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration authorized by the Board and determined by the Board to be adequate, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
     3. With respect to the Debt Securities, when (A) the Indenture, including, if applicable, any supplements thereto, relating to the Debt Securities has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (C) such Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and in accordance with the Indenture, including, if applicable, any supplements thereto, and either (i) any applicable Purchase Agreement approved by the Board against payment of the consideration therefor as provided therein and for the consideration authorized by the Board and determined by the Board to be adequate; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration authorized by the Board and determined by the Board to be adequate, such Debt Securities will constitute binding obligations of the Company.
     4. When, as and if (a) any Guarantees of Debt Securities have been duly authorized and duly approved by each Subsidiary Guarantor, as applicable in accordance with applicable law, (b) the appropriate corporate action has been taken by the Subsidiary Guarantors to authorize the form, terms, execution and delivery of such Guarantees and such Guarantees are issued for adequate consideration and such consideration is authorized by the governing body of each Subsidiary Guarantor and determined by each such governing body to be adequate, (c) the Guarantees have been duly executed, attested, issued and delivered by duly authorized officers, and (d) the Debt Securities underlying such Guarantees have been duly executed, authenticated, issued and delivered, such Guarantees will constitute binding obligations of each Subsidiary Guarantor, as applicable.
     5. With respect to the Warrants, when (A) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance and terms of a particular series of such Warrants, the Warrant Agreement, the Common Stock, Preferred Stock and Debt Securities relating to the Warrants, the terms of the offering thereof and related matters, and (C) such Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and in accordance with the Warrant Agreement, including, if applicable, any supplements thereto, and any applicable Purchase Agreement approved by the Board against payment of the consideration therefor as provided therein and for the consideration authorized by the Board and determined by the Board to be adequate, such Warrants will constitute binding obligations of the Company.
     6. With respect to the Rights, when (A) the Rights Agreement relating to the Rights has

The Greenbrier Companies, Inc.
April 6, 2010

been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance and terms of a particular series of such Rights, the Rights Agreement, the Common Stock, Preferred Stock and Debt Securities relating to the Rights, the terms of the offering thereof and related matters, and (C) such Rights have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and in accordance with the Rights Agreement, including, if applicable, any supplements thereto, and any applicable Purchase Agreement approved by the Board against payment of the consideration therefor as provided therein and for the consideration authorized by the Board and determined by the Board to be adequate, such Rights will constitute binding obligations of the Company.
     7. With respect to the Units, when (A) the Unit Agreement relating to the Units has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Articles of Incorporation and Bylaws to approve the issuance and terms of a particular series of such Units, the Unit Agreement, the Common Stock, Preferred Stock, Debt Securities and Warrants relating to the Units, the terms of the offering thereof and related matters, and (C) such Units have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and in accordance with the Unit Agreement, including, if applicable, any supplements thereto, and any applicable Purchase Agreement approved by the Board against payment of the consideration therefor as provided therein and for the consideration authorized by the Board and determined by the Board to be adequate, such Units will constitute binding obligations of the Company.
               Our opinions expressed above are subject to the following qualifications and exceptions and we express no opinion as to the applicability of, compliance with, or effect of: (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.
               To the extent that the obligations of the Company under the Indentures may be dependent on such matters, we assume for purposes of this opinion that the applicable trustee (the “Trustee”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that each Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligations of such Trustee, enforceable against such Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as an agent under the Indenture with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture. We have assumed that the Indentures will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, and that any Debt Securities or Guarantees that may be issued will be issued in a form that complies with the Indentures.
               We express no opinion with respect to the enforceability or binding effect of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x)

The Greenbrier Companies, Inc.
April 6, 2010

restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiv) choice-of-law provisions.
               Our opinions are limited to the matters stated in this letter. No additional opinion is implied or may be inferred beyond the matters expressly stated in this letter. The opinions expressed herein are limited to the Applicable Law of the State of Oregon (defined below), and the Delaware Limited Liability Company Act (defined below), the Delaware Limited Partnership Act (defined below) and the Washington Business Corporation Act (defined below). “Applicable Law of the State of Oregon” means the published judicial and administrative decisions and the published rules and regulations of governmental agencies, of the State of Oregon which are generally available (i.e., in terms of access and distribution following publication or other release) in a format that makes legal research reasonably feasible, but does not include the statutes, ordinances, administrative decisions, rules or regulations of counties, towns, municipalities or political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level — e.g., water agencies, joint power districts, turnpikes and toll road authorities, rapid transit districts or authorities, and port authorities) and judicial decisions to the extent that they deal with any of the preceding; “Delaware Limited Liability Act and the Delaware Limited Partnership Act” means the statutes adopted by the State of Delaware bearing those titles; and “Washington Business Corporation Act” means the statute adopted by the State of Washington bearing that title.
               We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to reference our firm under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion letter speaks as of the date hereof and we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, even though the change may affect the legal analysis, a legal conclusion or other matters in this opinion letter.
Very truly yours,
/s/ TONKON TORP LLP

TONKON TORP LLP